UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 403 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [ ]

Explanatory Note

On April 26, 2018, Deluxe Corporation (the “Registrant”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report the Registrant’s financial results for the first quarter of 2018. This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 2.02 and 9.01 of the Original Form 8-K to correct errors in the press release issued by the Company on April 26, 2018 and attached as Exhibit 99.1 to the Original Form 8-K.

In the second quarter and full year (i) outlook and (ii) outlook Diluted EPS Reconciliation tables, an error was made that excluded integration and transaction costs from the Reported Diluted EPS (GAAP) calculations. This error overstated the Reported Diluted EPS (GAAP) outlook range for the second quarter of 2018 by $0.07 and full year 2018 by $0.18.

The corrected Reported Diluted EPS (GAAP) outlook range for the second quarter of 2018 is $1.22 to $1.28, and the Diluted EPS Reconciliation table now includes a $0.04 restructuring and integration costs adjustment and a $0.03 transaction costs adjustment. The corrected full year Reported Diluted EPS (GAAP) 2018 outlook range is $5.34 to $5.54, and the Diluted EPS Reconciliation table now includes a $0.19 restructuring and integration costs adjustment and a $0.04 transaction costs adjustment. In addition, we noted that our outlook does not include costs related to the CEO succession process and related obligations.

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

Furnished as Exhibit 99.1 is a corrected press release of Deluxe Corporation reporting results from first quarter 2018.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated April 26, 2018, of Deluxe Corporation reporting results from first quarter 2018 (corrected)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018

DELUXE CORPORATION

/s/ Keith A. Bush

Keith A. Bush
Senior Vice President,
Chief Financial Officer

3